Exhibit 31.2

CERTIFICATION

I, David C. Dreyer, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 2014 of BIOLASE, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2015

By:	/s/ DAVID C. DREYER
David C. Dreyer
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)